UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2009

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 14, 2009, the Board of Trustees (the "Board"), of RAIT Financial Trust ("RAIT") approved the amendment of Section 413 of RAIT’s Bylaws (the "Bylaws"). The Board approved this Bylaw amendment simultaneously with the Board’s approval of amendments to RAIT’s Code of Business Conduct and Ethics (the "Code"), Trust Governance Guidelines (the "Guidelines"), and Audit Committee Charter which require RAIT’s Audit Committee to approve any Related Party Transactions (as defined in the Guidelines). The Board amended Section 413 of the Bylaws to delete provisions that were potentially inconsistent with the amendments to the Code, Guidelines and Audit Committee Charter. To conform Section 413 to the new Audit Committee approval requirement of the Code, the Guidelines and the Audit Committee Charter, the amendment to Section 413 deleted the requirement that a majority of the Independent Trustees (as defined in RAIT’s Declaration of Trust), was required to approve transactions between RAIT and Resource America, Inc., Brandywine Construction & Management, Inc. and their affiliates.

This summary is subject to and qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are included as Exhibit 3(ii) to this filing and are incorporated in this Item 5.03 by reference. The Code, Guidelines and the Audit Committee Charter referenced herein are available on our website at http://www.raitft.com .

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 3(ii) – Bylaws of RAIT Financial Trust, as amended and restated as of October 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

October 19, 2009	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

3.(ii)	Bylaws of RAIT Financial Trust, as amended and restated as of October 14, 2009.